Exhibit 10.17

LEVEL ONE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDMENT

This Amendment (this “Amendment”) to the Level One Bank Supplemental Retirement Plan (the “SERP”) for (______) is hereby adopted and agreed as of December (___), 2019 (the “Amendment Effective Date”).
WHEREAS, Level One Bank (the “Bank”) and the (______) (“Participant”) entered into the SERP effective as of (______);
WHEREAS, Section 2.1.1 of the SERP provides for the Participant’s SERP account to be adjusted quarterly in accordance with the investment experience of the Lipper Balanced Fund Index (the “Lipper Index”);
WHEREAS, the Lipper Index is no longer in existence;
WHEREAS, Section 7.1 of the SERP permits the Bank’s board of directors (the “Board”) the right to amend, with the consent of the Participant, the SERP from time to time; and
WHEREAS, the parties agree that it is appropriate to replace the Lipper Index with the Vanguard Balanced Index Fund Investors Shares or such other balanced fund index as may be designated from time to time by the Board in its discretion;
NOW, THEREFORE, BE IT RESOLVED, that the SERP is hereby amended as follows, as of the Amendment Effective Date:
Section 1.The second to last sentence of the existing Section 2.1.1 of the SERP is hereby deleted in its entirety and replaced with the following new sentence:
“The Account shall be adjusted quarterly in accordance with the investment experience of the Vanguard Balanced Index Fund Investors Shares or such other balanced fund index as may be designated from time to time by Committee in its discretion.”
Section 2.In all other respects the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by its duly authorized officer this (___) day of December, 2019.

Level One Bank

/s/
[Name]
[Title]
Acknowledged and agreed:

[NAME] Date